UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May10, 2013

National American University Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34751	83-0479936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 S. Highway 16 Rapid City, SD	57701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (605) 721-5220

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

On May 10, 2013, National American University Holdings, Inc. (the “Company”) announced that Dr. Samuel D. Kerr, the Company’s provost, secretary, and general counsel has been appointed to the newly created position of Chief Operating Officer for the Company, effective May 10, 2013. Dr. Kerr will have enterprise-wide oversight of all aspects of the Company’s university operations.

Dr. Kerr, 52, was appointed as the Company’s provost, general counsel and secretary, as of November 23, 2009. Dr. Kerr also served as provost of National American University (“NAU”) since 2008 and as adjunct faculty member of NAU since 2002. From 2004 to 2008, Dr. Kerr served as NAU’s system vice president for administration and general counsel, and from 2001 to 2004, he served as vice president for human resources and general counsel.

Item 8.01 Other Events.

On May 10, 2013, the Company issued a press release announcing the appointment of Dr. Kerr to the position of Chief Operating Officer of the Company, effective May 10, 2013. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Press Release, dated May 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.

By:	/s/ Ronald L. Shape
Ronald L. Shape, Ed. D.
Chief Executive Officer

Date: May 10, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated May 10, 2013